Exhibit 99.1

Nine Energy Service Divests Production Solutions Business

HOUSTON, September 3, 2019 – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) today announced that it has sold its Production Solutions segment to Brigade Energy Services LLC (“Brigade”) for approximately $17 million in cash, subject to working capital adjustments. The transaction includes Nine’s fleet of 107 workover rigs, ancillary equipment and real estate associated with the 13 operating facilities throughout the United States. This divestiture will not impact Nine’s access to historic net operating losses. The transaction closed on August 30, 2019.

“We are pleased to announce the divestiture of our well services business to Brigade. Brigade’s sole focus on excellence in the well service space, coupled with the Brigade management team’s strong leadership capability, gives us comfort our team will be in good hands,” commented Nine’s President and Chief Executive Officer, Ann Fox. “This transaction makes Nine a pure-play, asset-light completions company with differentiated technology and service offerings. With the closing of the transaction, our employee base will decrease by approximately 24%, while simultaneously lowering capital expenditures. We expect this transaction to be accretive to net income, ROIC and Adjusted EBITDA margin going forward.”

Brigade’s Chief Executive Officer, Justin Bliffen, commented, “We are excited to acquire the exceptional people, robust fleet, and proud operational history of the Nine Production Solutions family of businesses. We look forward to working with Nine to ensure a smooth operational transition, with minimal disruption to our valued customers and employees. At Brigade, we are focused on driving service quality innovation and industry consolidation in the domestic well servicing market. We believe this transaction solidifies Brigade as the largest privately held well services provider in the U.S., enabling us to more rapidly scale up alongside our growing customer demand, while unlocking substantial synergies and economies of scale.”

Bruce Morgan, who had previously served as Nine’s President, Production Solutions will become President, Administration and Operations where he will report to David Crombie, Nine’s Chief Operating Officer and Executive Vice President. In his new role as President, Administration and Operations, Mr. Morgan will be providing input for business and strategic planning and aiding in the daily management of operations across Nine, as well as collaborating with corporate and operational teams to implement policies and develop improvements across the organization.

An updated investor presentation is available in the investor section of Nine’s website.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

About Brigade Energy Services

Brigade is an oilfield services company focused on providing completion, intervention, maintenance, and plugging and abandonment services to the growing population of extended-reach lateral, horizontal wellbores in the North American oil and gas industry. The company’s mission is to exceed customer expectations on every job by delivering experienced and innovative well service solutions, the highest quality equipment, and personnel steeped in a disciplined team culture. Brigade is committed to safety, integrity, process improvement, measurable performance, and operational excellence. Brigade is a portfolio company of Turnbridge Capital, an energy-focused private equity firm with offices in Dallas and Houston, Texas.

For more information on the company, please visit Brigade’s website at brigadeenergy.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; the Company’s ability to accurately predict customer demand; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; the Company’s ability to successfully integrate recently acquired assets and operations and realize anticipated revenues, cost savings or other benefits thereof; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers

are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com